SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 13, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 13, 2009, DuPont Fabros Technology, Inc. (the “Company”) entered into a severance agreement (the “Agreement”) with Jeffrey H. Foster, the Company’s Chief Accounting Officer, with an initial term of three years. Under the Agreement, if Mr. Foster’s employment with us is terminated under certain circumstances, he will be entitled to specified compensation as discussed below.

If Mr. Foster’s employment is terminated by us without cause or by him for good reason:

•	he will receive a cash payment equal to the sum of (i) his base salary, plus (ii) his target award opportunity (“Target Opportunity”) under our short-term incentive compensation plan (a “STIC plan”);

•	all unvested equity awards that would have vested for 12 months following termination will fully vest and become exercisable or free from restrictions; and

•	he will be entitled to one year of health insurance coverage.

If, within 12 months following a change in control of the Company, Mr. Foster is terminated by us without cause or by him for good reason, he will receive:

•	a cash payment equal to two times his base salary;

•

a cash payment equal to two times the average of his three most recent annual incentive payments (or amounts approved for payment) under a STIC plan, if any, or, if fewer than three STIC plan payments have been paid (or approved for payment), the highest payment, if any, paid (or approved for payment) to him during the Agreement’s term (and if no such payments have been made or approved, then his Target Opportunity will be the basis for this payment);

•

a pro rata STIC plan cash payment for the year of termination in the amount approved by our board of directors, or, if no amount has been approved, an amount equal to his Target Opportunity for the year of termination, based on the number of days that he was employed that year; and

•	one year of health insurance coverage.

If, within three months before a change in control, Mr. Foster is terminated by us without cause or by him for good reason, he will receive:

•

a cash severance payment equal to any difference between (i) the amounts paid to him in connection with the pre-change in control termination and (ii) the amounts he would have received upon termination following a change in control; and

•

for unvested equity-based awards held by Mr. Foster that were forfeited or otherwise terminated, a cash payment equal to the value of such awards that would have vested had he remained employed by us through the change of control.

If Mr. Foster becomes disabled during the term of the Agreement, he will receive:

•	his target bonus for the year of termination, pro rated for the number of days he was employed during that year; and

•	one year of health insurance coverage.

Definitions of “cause”, “good reason”, “change of control” and “disability” are contained in the Agreement.

In connection with the Agreement, Mr. Foster also entered into a Non-Disclosure, Assignment and Non-Solicitation Agreement (the “Non-Competition Agreement”) pursuant to which, for one year following the end of his employment term, he agreed not to compete with the Company or solicit employees, tenants or certain prospective tenants of the Company. Mr. Foster’s compliance with the Non-Competition Agreement is a condition to the receipt of compensation under the Agreement.

The Agreement is filed as Exhibit 10.1 to this Form 8-K, and a form of Non-Competition Agreement is filed as Exhibit 10.2 to this Form 8-K, each of which is incorporated by reference herein. The summary set forth above is qualified in its entirety by reference to each of these documents.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance Agreement between Jeffrey H. Foster and DuPont Fabros Technology, Inc. dated March 13, 2009.

10.2	Form of Non-Disclosure, Assignment and Non-Solicitation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

March 19, 2009	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement between Jeffrey H. Foster and DuPont Fabros Technology, Inc. dated March 13, 2009

10.2	Form of Non-Disclosure, Assignment and Non-Solicitation Agreement